UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 1, 2007, Agilent Technologies, Inc. (“Agilent”) entered into a Separation Agreement and General Release  (the “Separation Agreement”), with Patrick J. Byrne, former Senior Vice President Electronics Measurement Group of Agilent.  Pursuant to the Separation Agreement, Mr. Byrne will be designated as a participant in Agilent’s Workforce Management Program with a termination date on or before November 1, 2007.  Treatment of his stock options and Long-Term Performance Program payments will be in accordance with the Workforce Management Program provisions of those plans.  Mr. Byrne will receive a severance payment of $825,000, which represents 18 months of his base pay.  Mr. Byrne will receive a lump sum payment of $25,000 for career counseling.  Mr. Byrne is eligible to receive a bonus under Agilent’s Pay for Results program, dependent upon his ultimate termination date.

If Mr.Byrne secures alternative employment prior to November 1, 2007 his employment with Agilent will terminate, unless the alternative employment is approved in writing by Agilent’s Chief Executive Officer and Senior Vice President of Human Resources.  If alternative employment is approved, Mr. Byrne will remain on the Agilent payroll through November 1, 2007.  Mr. Byrne also agreed to fully discharge Agilent, its officers, agents, affiliates and successors, from certain claims relating to his employment at Agilent.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Separation Agreement and General Release between Agilent Technologies, Inc. and Patrick J. Byrne dated May 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: May 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release between Agilent Technologies, Inc. and Patrick J. Byrne dated May 1, 2007